EXHIBIT 10.1

WARRANT PURCHASE AGREEMENT

This WARRANT PURCHASE AGREEMENT (this “Agreement”) dated as of January 23, 2013 is made by and between Visualant, Incorporated, a Nevada corporation (“Buyer”), and Ascendiant Capital Partners, LLC (“Seller”).

W I T N E S S E T H:

WHEREAS, on or about May 19, 2011 the Buyer issued to the Seller those certain Common Stock Purchase Warrants entitling the Buyer to purchase in the aggregate up to 792,000 shares of Common Stock of the Buyer (“Warrants”); and

WHEREAS, the Buyer desires to purchase, and the Seller desires to sell, all of the Seller’s right, title and interest in and to the Warrants, all on the terms set forth below;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.         Sale and Purchase of Warrants; Closing.

1.1          Subject to the terms and conditions hereof and effective as of the date hereof (“Closing Date”), the Seller hereby irrevocably sells, assigns, transfers and conveys to the Buyer, and the Buyer hereby accepts, all of Seller’s rights, title and interest in and to the Warrants, for an aggregate purchase price equal to $300,000 (the “Purchase Price”).

1.2          On or prior to March 31, 2013 (the “Payment Date”), the Buyer shall deliver the Purchase Price by wire transfer to the bank account designated by the Seller.  To the extent the Purchase Price is not paid in full on or before the Payment Date, such unpaid amount shall accrue default interest, commencing as of the Closing Date, at a rate per annum equal to eighteen percent (18%) per annum.  The Buyer shall be liable for any and all costs and expenses, including reasonable attorney’s fees, in connection with the Seller’s enforcement of the Buyer’s payment obligations hereunder.  The Buyer hereby grants a security interest in the Warrants to the Seller to secure the Buyer’s obligation to pay all amounts due hereunder in full, and the Seller may retain the Warrants in its possession in order to perfect such security interest.  Within ten (10) business days following the date on which all amounts due from the Buyer hereunder are paid in full, the Seller shall deliver the original Warrants to the Buyer.  Notwithstanding anything herein to the contrary, if all amounts due from the Buyer hereunder have not been paid in full to Seller, inclusive of all accrued default interest, on or before April 1, 2013, this Agreement shall be null and void and of no further force or effect as if this Agreement was never entered into, and all rights, title and interest in and to the Warrants shall remain with Ascendiant Capital Partners, LLC.

SECTION 2.         Representations and Warranties of Buyer.  The Buyer represents and warrants to the Seller, as of the date hereof and as of the Closing, as follows:

2.1          Organization; Authority.  The Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder, and the execution, delivery and performance by the Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate or similar action on the part of the Buyer.  This Agreement, when executed and delivered by the Buyer, will constitute a valid and legally binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

2.2          Consents.  No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or other person or entity is required for the valid authorization, execution, delivery and performance by the Buyer of this Agreement and the consummation of the transactions contemplated hereby.

2.3          Sophisticated Buyer.  The Buyer is a sophisticated buyer with respect to the Warrants, has adequate information concerning the Warrants to make an informed decision regarding the purchase of the Warrants, and has independently and without reliance upon the Seller made its own analysis and decision to enter into this Agreement and purchase the Warrants.  The Buyer has been given the opportunity to obtain such information necessary to make an informed decision regarding the purchase of the Warrants and to evaluate the merits and risks of the purchase of the Warrants.  The Buyer is not relying on any representation, warranty, covenant or statement made by the Seller in connection with the purchase of the Warrants except as contained herein.

SECTION 3.         Representations and Warranties of the Seller.  The Seller represents and warrants to the Buyer, as of the date hereof and as of the Closing, as follows:

3.1          Authorization of Agreement.  The Seller is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder, and the execution, delivery and performance by the Seller of the transactions contemplated hereby have been duly authorized by all necessary corporate or similar action on the part of such Seller.  This Agreement, when executed and delivered by the Seller, will constitute a valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

3.2          Title to the Securities.  The Seller has not previously assigned or transferred the Warrants to any third party, is the legal, record and beneficial owner of the Warrants with good title thereto, and has the absolute right to sell, assign, convey and transfer the Warrants to the Buyer pursuant to this Agreement, free and clear of any and all liens, claims and encumbrances (except for the security interest contained herein).  Except for the Warrants which are being sold hereunder, the Seller has no other warrants or rights to acquire any other securities, whether debt or equity, of or from the Buyer.

3.3          Consents.  No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or other person or entity is required for the valid authorization, execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby.

3.4          Sophisticated Seller.  The Seller is a sophisticated seller with respect to the Warrants, has adequate information concerning the Warrants to make an informed decision regarding the sale of the Warrants, and has independently and without reliance upon the Buyer made its own analysis and decision to enter into this Agreement and sell the Warrants.  The Seller has been given the opportunity to obtain such information necessary to make an informed decision regarding the sale of the Warrants and to evaluate the merits and risks of the sale of the Warrants.  The Seller is not relying on any representation, warranty, covenant or statement made by the Buyer in connection with the sale of the Warrants except as contained herein.

SECTION 4.         Successors and Assigns.  This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, and permitted assigns.

SECTION 5.         Counterparts.  This Agreement may be executed via facsimile or email of a PDF of the signature page hereto in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 6.         Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

SECTION 7.         Further Assurances.  Each of the Buyer and the Seller hereby agrees and provides further assurances that it will, in the future, execute and deliver any and all further agreements, certificates, instruments and documents and do and perform or cause to be done and performed, all acts and things as may be necessary or appropriate to carry out the intent and accomplish the purposes of this Agreement.

SECTION 8.         Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without regard to the conflicts of laws principles thereof.  The parties hereto hereby irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in the County of Orange, State of California.  By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the  County of Orange, State of California and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them.  The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. To the fullest extent permitted by law, each of the parties hereto hereby knowingly, voluntarily and intentionally waives its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement or any other document or any dealings between them relating to the subject matter of this Agreement and other documents.  In addition to any and all other remedies that may be available at law, in the event of any breach of this Agreement, each of parties hereto shall be entitled to specific performance of the agreements and obligations hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

VISUALANT, INCORPORATED

By: /s/ Ronald Erickson

Name:   Ronald Erickson

Title:     CEO

ASCENDIANT CAPITAL PARTNERS LLC

By: /s/ Bradley J. Wilhite

Name:   Bradley J. Wilhite

Title:     Managing Member